UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

Nektar Therapeutics

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road
San Carlos, CA 94070

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events and Regulation FD Disclosure.

On April 13, 2004, Nektar Therapeutics (the “Company”) announced that it has revised its accounting for certain convertible note exchange transactions completed in October 2003 and restated its financial statements for the year ended December 31, 2003.  The restatement consists of an adjustment to reduce the gain on debt extinguishment recorded in the fourth quarter of 2003 to comply with EITF 96-19, “Debtor’s Accounting and Modification on Exchange of Debt Instruments.”  The restatement has no impact on loss from operations in the statement of operations and has no impact on net cash used in operating activities in the statement of cash flows.

The restatement results from the Company’s decision to apply the more appropriate accounting principles in EITF 96-19.  The Company originally applied APB 26, “Early Extinguishment of Debt,” in determining the amount of the gain related to exchanges of convertible notes due 2007 for convertible notes due 2010 completed in October 2003.  After further evaluation, the Company determined that EITF 96-19 is the more appropriate accounting principle to apply.  EITF 96-19 requires that the gain be computed using the fair value of the newly issued convertible debt, resulting in a revised gain of $7.7 million compared to the amount previously reported of $26.9 million due to the newly issued convertible debt publicly trading at a substantial premium to the principal amount of the notes.  As revised, the Company has classified the premium associated with the newly issued convertible debt of $19.2 million as capital in excess of par value, following the guidance in APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.”

The effect of the adjustment on the year ended December 31, 2003 is to increase net loss by $19.2 million and $0.34 per share and to increase capital in excess of par by $19.2 million.

The Company also announced a revision of its accounting for the exchange of convertible notes due 2007 for common stock completed in January 2004.  The Company originally applied APB 26 in determining the amount of non-cash expense related to this exchange and, in accordance with that treatment, indicated that the Company expected to record expense of $1.2 million in connection with this transaction in its Annual Report on Form 10-K.  After further evaluation, the Company determined that Statement of Financial Accounting Standards No. 84 “Induced Conversions of Convertible Debt” is the more applicable accounting principle to apply.  Applying this accounting treatment, the Company expects to report interest and other expense of approximately $7.7 million in connection with the January 2004 transaction.

Item 12.  Results of Operations and Financial Condition.

On April 13, 2004, the Company issued a press release announcing the Company’s revised accounting for convertible note exchange transactions completed in October 2003 and January 2004.  A copy of the press release, entitled “Nektar Revises Accounting Treatment of Convertible Note Exchange Transactions; No Impact on Cash, Revenue, Operating Expenses, or Operating Loss” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 12 of this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 12 and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated: April 13, 2004	By:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and Director

Exhibit Index

Number	Description

99.1	Press Release, dated April 13, 2004, entitled “Nektar Revises Accounting Treatment of Convertible Note Exchange Transactions; No Impact on Cash, Revenue, Operating Expenses, or Operating Loss”